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                                 EXHIBIT 23.5
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[LETTERHEAD OF GARLAND MCPHERSON & ASSOCIATES, INC. APPEARS HERE]


                CONSENT OF GARLAND MCPHERSON & ASSOCIATES, INC.

We hereby consent to the use of our opinion dated August 10, 1998 to the Board of Directors of Cardinal Bancorp, Inc. and to the references to our firm in the Proxy Statement/Prospectus that forms a part of Registration Statement No. 333-58373 on Form S-4 relating to the proposed acquisition of Cardinal Bancorp, Inc. by Susquehanna Bancshares, Inc. and to the incorporation by reference in this Registration Statement of Susquehanna Bancshares, Inc., on Form S-4 pursuant to Rule 462(b).

We further consent to the incorporation by reference of this consent into an additional Registration Statement on Form S-4 pursuant to Rule 462(b) in connection with the registration of additional shares of Susquehanna Bancshares, Inc. Common Stock, if any, in accordance with Schedule 1.2 of the First Capitol Merger Agreement.

Garland McPherson & Associates, Inc.

/s/ Garland McPherson & Associates, Inc.

Baltimore, Maryland
December 14, 1998